EXHIBIT 23.1


                               CONSENT OF INDEPENDENT AUDITORS


               We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 24, 1999, except for
Note 20(c), as to which date is March 12, 1999, and March 26, 1999 with respect to the consolidated financial statements and financial statement schedules of The Chubb Corporation, incorporated by reference in the Proxy Statement of Executive Risk Inc. which is referred to and made a part of this Registration Statement (Form S-4 No. 333-73073) and Prospectus of The Chubb Corporation for the registration of 16,197,695 shares of its common stock.




                                        /s/ERNST & YOUNG LLP



New York, New York
April 15, 1999